  Exhibit 99.1

TOMI Environmental Solutions, Inc. Announces 1-for-8 Reverse Stock Split

BEVERLY HILLS, Calif., September 14, 2020 (GLOBE NEWSWIRE) -- TOMI™ Environmental Solutions, Inc. (“TOMI”) (OTCQB:TOMZ), a global company specializing in disinfection and decontamination, utilizing its premier Binary Ionization Technology® (“BIT™”) platform through its SteraMist® products - a hydrogen peroxide-based mist and fog composed of ionized Hydrogen Peroxide (“iHP™”), is pleased to announce that as of the close of business on September 10, 2020, it effected a 1-for-8 reverse stock split of the outstanding shares of its common stock, par value $0.01 per share (“Common Stock”), and cumulative, convertible preferred A stock, par value $0.01 per share (“Series A Preferred Stock”).

At the annual meeting of TOMI’s shareholders held on October 30, 2019, TOMI’s shareholders approved a proposal to amend TOMI’s Articles of Incorporation, as amended, in order to implement a reverse stock split of the outstanding shares of the Common Stock and Series A Preferred Stock, in each case, at a ratio within the range from 1-for-2 to 1-for-20, with the exact ratio to be determined by TOMI’s board of directors.

The reverse stock split is intended to increase the per share trading price of TOMI’s Common Stock to satisfy the minimum bid price requirement for listing on The NASDAQ Capital Market or another national securities exchange, although no assurance can be given that TOMI will be approved for listing on any such exchange.

Following the effectiveness of the reverse stock split, TOMI’s Common Stock will begin trading on a split-adjusted basis when the market opens on September 15, 2020 and will be listed on the OTCQB® Venture Market under the trading symbol “TOMZD,” for 20 business days, and subsequently under the trading symbol “TOMZ.” The new CUSIP number for the Common Stock following the reverse stock split is 890023203.

Upon the effectiveness of the reverse stock split, the number of issued and outstanding shares of Common Stock and Series A Preferred Stock and the number of shares of Common Stock issuable upon the exercise or conversion of outstanding options, warrants, and other securities convertible into or exchangeable for shares of Common Stock were proportionally decreased, and the exercise or conversion prices of such options, warrants, and other securities were proportionally increased. The number of authorized shares of Common Stock and Series A Preferred Stock will not be affected by the reverse stock split and continue to be 250,000,000 shares and 1,000,000 shares, respectively. The par values per share of the Common Stock and Series A Preferred Stock were not changed as a result of the reverse stock split.

Voting and other rights of the shareholders were not be affected by the reverse stock split. No fractional shares will be issued as a result of the reverse stock split and any fractional shares that would otherwise be issuable as a result of the reverse stock split will be rounded up to the nearest whole share.

After the effective time of the reverse stock split, shareholders with shares held in certificate form will receive a letter of transmittal and instructions from TOMI’s transfer agent, Continental Stock Transfer & Trust Company. Shareholders that hold shares in book-entry form or hold their shares in brokerage accounts are not required to take any action and will see the impact of the reverse stock split reflected in their accounts. Beneficial holders of TOMI’s Common Stock are encouraged to contact their bank, broker, custodian or other nominee with questions regarding procedures for processing the reverse stock split.

Additional information about the reverse stock split can be found in the TOMI’s definitive proxy statement filed with the Securities and Exchange Commission on September 19, 2019, a copy of which is available at www.sec.gov and at TOMI’s website at www.tomimist.com.

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (OTCQB:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (“BIT™”) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency of the U.S. Department of Defense, BIT™ solution utilizes a low percentage hydrogen peroxide as its only active ingredient to produce a fog of ionized hydrogen peroxide (“iHP™”). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. They are forward-looking, and they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

INVESTOR RELATIONS CONTACT

Harold Paul

hpaul@tomimist.com